SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 2, 2018

KONA GRILL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34082	20-0216690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15059 N. Scottsdale Road, Suite 300 Scottsdale, Arizona 85254
(Address of principal executive offices) (Zip Code)

(480) 922-8100
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Amendment to Rights Agreement

On May 2, 2018, Kona Grill, Inc. (the “Company”) entered into Amendment No. 1 to Rights Agreement by and between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the “Amendment”). The Amendment amends the Rights Agreement dated as of September 6, 2016 (the “Rights Agreement”) to exempt certain investing parties from the definition of “Acquiring Person.” More specifically, the Amendment provides that each of the Investor (as defined below) and Berke Bakay, the Company’s Chief Executive Officer, (including affiliates thereof), can acquire up to 19.999% of the Company’s outstanding voting securities before such person would be considered an “Acquiring Person” for purposes of the Company’s Rights Agreement. The Amendment is filed as Exhibit 4.1 to this Current report on Form 8-K, which is incorporated herein by reference.

Private Placement

On May 2, 2018, the Company entered into a Subscription Agreement with Ahwanova Limited, a company limited by shares incorporated under the laws of British Virgin Islands (the “Investor”), and Berke Bakay, the Company’s President and Chief Executive Officer, pursuant to which the Investor and Mr. Bakay separately agreed to acquire 2,651,261 and 492,997 shares of the Company’s common stock, respectively, at a purchase price of $1.785 per share, which is equal to 105% of the most recent closing bid price of the Company’s common stock prior to entry into the Subscription Agreements (collectively, the transactions described herein, the “Private Placement”). Upon satisfaction of customary closing conditions, the closing of the Private Placement occurred on May 4, 2018. As contemplated by the Subscription Agreement with the Investor, Nanyan (Alex) Zheng, a designee of the Investor, has been appointed to the Company’s Board of Directors and named Vice-Chairman. Pursuant to the Subscription Agreement with the Investor, the Company has also agreed to continue to nominate the Investor’s designee for re-election to the Board so long as the Investor beneficially owns at least 10% of the Company’s outstanding common stock.

In connection with the Private Placement, the Company entered into a Registration Rights Agreement (“Registration Rights Agreement”) with the Investor and Berke Bakay pursuant to which the Company granted them certain registration rights with respect to the shares acquired in the Private Placement.

The foregoing description of the Subscription Agreements with the Investor and Mr. Bakay, and the Registration Rights Agreement, is a description only and is qualified in its entirety by reference to the complete text of the Subscription Agreements and the Registration Rights Agreement, copies of which are filed as Exhibit 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 3, 2018, the Company received a deficiency notice from The Nasdaq Stock Market (“Nasdaq”) stating that for the last 30 consecutive business days the Company had not met The Nasdaq Global Market’s (the “Global Market”) $15 million minimum market value of publicly held shares continued listing standard, as required by Nasdaq Listing Rule 5450(b)(2)(C). As provided in the Nasdaq rules, the Company has 180 calendar days, or until October 30, 2018, to regain compliance with the continued listing standard. In order to regain compliance, the Company’s market value of publicly held shares must be $15 million or more for a minimum of ten consecutive business days at any time prior to October 30, 2018. If the Company regains compliance, Nasdaq will provide written confirmation to the Company and close the matter. Based on the number of publicly held shares on the date of this filing, in order to satisfy the $15 million market value requirement, the closing bid price of the Company’s common stock would need to be at least $2.08 per share for ten consecutive business days.

If the Company fails to regain compliance during this period, it will receive written notification that its securities are subject to delisting from the Global Market. In such event, Nasdaq rules permit the Company to appeal any delisting determination to a Nasdaq Hearings Panel. Alternatively, the Company may consider applying to transfer the Company’s securities to The Nasdaq Capital Market (the “Capital Market”), subject to certain conditions including meeting the Capital Market’s continued listing requirements. The notification has no immediate effect on the listing of the Company’s common stock on The Nasdaq Global Market or on the trading of the Company’s common stock.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above under the caption “Private Placement” is incorporated herein by this reference. The securities sold and issued in the Private Placement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time of sale and, accordingly, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company is relying on the exemption from federal registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as each investor was “accredited” and no general solicitation has been involved in the Private Placement herein were issued pursuant to the exemption from registration provided by in that the offer and sale and purchase of such securities did not involve any public offering.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Effective May 4, 2018, the Company’s Board of Directors appointed Nanyan (Alex) Zheng to the Board of Directors and named him as Vice Chairman. Mr. Zheng is currently the Chairman of Plateno Group Ltd. Mr. Zheng founded Plateno Group Ltd. in 2013, which wholly-owned 7 Days Groups Holdings Ltd. after its privatization and launched a series of new mid-level and upscale hotel brands. Mr. Zheng co-founded 7 Days groups Holdings Ltd. and has been serving as its Chief Executive Officer since October 2004. Mr. Zheng is also a Co-founder and Partner of Ocean Link Partners Limited, a fund management company founded in April 2016, and a Co-founder and Co-chairman since January 2011 of Reocar Group Limited, one of the leading car rental agencies in China. Since March 2012, Mr. Zhang has served as director of VIPSHOP, one of the leading Chinese ecommerce platforms listed on the New York Stock Exchange. In June 2016, Mr. Zheng invested in OGC Nice, a French football club. From 2000 to October 2004, Mr. Zheng worked for Ctrip.com International Ltd., a Nasdaq-listed company and a leading travel service provider in China, and served as Vice President and General Manager of Southern China, and later as Vice President of Marketing in charge of national marketing. During 2001, Mr. Zheng also worked for the computer center of the Economic and Trade Commission of Guangdong Province. Mr. Zheng received a bachelor’s degree from Sun Yat-Sen University in China.

Item 7.01.       Regulation FD Disclosure

On May 2, 2018, the Company issued a press release announcing the Private Placement and the appointment of Nanyan (Alex) Zheng to the Company’s Board of Directors. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	4.1	Amendment No. 1 to Rights Agreement dated May 2, 2018 by and between Kona Grill, Inc. and Continental Transfer & Trust Company
	10.1	Subscription Agreement, dated May 2, 2018 by and between Kona Grill, Inc. and Ahwanova Limited.
	10.2	Subscription Agreement, dated May 2, 2018 by and between Kona Grill, Inc. and Berke Bakay
	10.3	Registration Rights Agreement, dated May 2, 2018 by and among Kona Grill, Inc., Ahwanova Limited and Berke Bakay.
	99.1	Press Release, dated May 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2018	KONA GRILL, INC.

	By:	/s/ Christi Hing
Christi Hing
Chief Financial Officer